Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HOTAPP BLOCKCHAIN INC.", CHANGING ITS NAME FROM "HOTAPP BLOCKCHAIN INC." TO "GIGWORLD INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2021, AT 11:39 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF FEBRUARY, A.D. 2021 AT 4 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5120182 8100
SR# 20210210674

Authentication: 202364277
Date: 01-25-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:39 AM 01/25/2021
FILED 11:39 AM 01/25/2021
SR 20210210674 - File Number 5120182

**CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HOTAPP BLOCKCHAIN INC.**

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is: HotApp Blockchain Inc.

SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

FIRST: The name of the corporation is: GigWorld Inc.

THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, and signed by the holder of a majority of all the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

The amendment herein shall be effective February 1, 2021 at 4:00PM EST.

IN WITNESS WHEREOF, I hereunto sign my name this 25th day of January, 2021.

Name: Alan W. L. Lui
Title: Chief Financial Officer